UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

TimkenSteel Corporation

(Exact name of registrant as specified in its charter)

Ohio	001-36313	46-4024951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1835 Dueber Ave., S.W. Canton, Ohio	44706-2798
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 330-438-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2014, TimkenSteel Corporation (the “Company”) completed the previously announced spinoff from The Timken Company (“Timken”) through a distribution of 100% of Timken’s interest in the Company to holders of Timken’s common shares (the “Spinoff”). On June 30, 2014, in connection with the spinoff, the Company entered into several agreements with Timken that govern the relationship of the parties following the Spinoff, including the following:

•	Separation and Distribution Agreement

•	Tax Sharing Agreement

•	Employee Matters Agreement

•	Transition Services Agreement

•	Trademark License Agreement

•	Noncompetition Agreement

Summaries of certain terms of the agreements can be found in the section entitled “Relationship with Timken After the Spinoff” in the Company’s Information Statement, filed as Exhibit 99.1 to Amendment No. 3 of the Company’s Registration Statement on Form 10 (File No. 001-36313) with the Securities and Exchange Commission, and are incorporated herein by reference. Such summaries are qualified in their entirety by reference to the full text of the agreements, which are attached as exhibits hereto.

On June 30, 2014, the Company also entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), PNC Bank, National Association, as syndication agent (the “Syndication Agent”), and the other lenders party thereto (collectively, the “Lenders”). The Credit Agreement provides for a $300,000,000 senior secured revolving credit facility (the “Credit Facility”) with a $50,0000,000 sublimit for multicurrency loans, a $50,000,000 sublimit for letters of credit and a $30,000,000 sublimit for swing line loans. Pursuant to the terms of the Credit Agreement, the Company is entitled, on one or more occasions and subject to the satisfaction of certain conditions, to request increases in the commitments under the Credit Agreement or incremental term loans in the aggregate principal amount of up to $150,000,000, to the extent that existing or new lenders agree to provide such additional commitments or incremental term loans.

The Company borrowed revolving loans under the Credit Facility in an amount equal to $100,000,000 on June 30, 2014. The proceeds of the Credit Facility will be used to finance working capital, capital expenditures, certain permitted acquisitions and other general corporate purposes (including, without limitation, the payment of certain fees and expenses in connection with the Spinoff). All of the indebtedness under the Credit Facility is guaranteed by the Company’s material domestic subsidiaries and secured by substantially all of the assets of the Company and the guarantors.

The Credit Facility matures on June 30, 2019. The interest rate per annum applicable to loans under the Credit Facility will be, at the Company’s option, equal to either (i) the base rate plus the applicable margin (solely in the case of loans denominated in U.S. Dollars) or (ii) the relevant adjusted LIBO rate for an interest period of one, two, three or six months (as selected by the Company) plus the applicable margin. The base rate will be a fluctuating rate per annum equal to the greatest of (i) the prime rate of the Administrative Agent, (ii) the federal funds effective rate plus 0.50% and (iii) the adjusted LIBO rate for a one-month interest period on the applicable date, plus 1.00%. The adjusted LIBO rate will be equal to the applicable London interbank offered rate for the selected interest period, as adjusted for statutory reserve requirements for eurocurrency liabilities. The applicable margin will be determined by a pricing grid based on the Company’s consolidated capitalization ratio. In addition, the Company will pay a commitment fee on the average daily unused amount of the Credit Facility in a percentage also determined by the Company’s consolidated capitalization ratio.

The Credit Agreement contains certain customary covenants, including covenants that limit the ability of the Company and its subsidiaries to, among other things, (i) incur or suffer to exist certain liens, (ii) make investments, (iii) incur or guaranty additional indebtedness (iv) enter into consolidations, mergers, acquisitions and sales of assets, (v) make distributions, (vi) change the nature of its business, (vii) engage in transactions with affiliates and (viii) enter into agreements that restrict the ability to incur liens or make distributions. In addition, the Credit Agreement contains financial covenants that require the Company to maintain a consolidated capitalization ratio, consolidated interest coverage ratio and minimum liquidity in accordance with the limits set forth therein.

The Credit Agreement contains certain customary events of default. If any event of default occurs and is continuing, the Lenders would be entitled to take various actions, including the acceleration of amounts due under the Credit Agreement, and exercise other rights and remedies.

The foregoing description of the Credit Facility does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.6 hereto and is incorporated herein by reference.

The Lenders and the agents (and each of their respective subsidiaries or affiliates) under the Credit Agreement have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates, for such services.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Credit Facility set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Separation and Distribution Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company.

10.1	Tax Sharing Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company.

10.2	Employee Matters Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company.

10.3	Transition Services Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company.

10.4	Trademark License Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company.

10.5	Noncompetition Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company.

10.6	Credit Agreement, dated as of June 30, 2014, among TimkenSteel Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders party thereto.

*	Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TimkenSteel Corporation

By:	/s/ Frank A. DiPiero
	Name:	Frank A. DiPiero
	Title:	Executive Vice President, General Counsel and Secretary

July 3, 2014

Exhibit Index

Exhibit Number	Description

2.1*	Separation and Distribution Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company.

10.1	Tax Sharing Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company.

10.2	Employee Matters Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company.

10.3	Transition Services Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company.

10.4	Trademark License Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company.

10.5	Noncompetition Agreement, dated as of June 30, 2014, by and between TimkenSteel Corporation and The Timken Company.

10.6	Credit Agreement, dated as of June 30, 2014, among TimkenSteel Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders party thereto.

*	Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.